Exhibit 99.1 NEWS RELEASE For immediate release Laura Clark 904 598 7831 LauraClark@RegencyCenters.com Regency Centers Reports Third Quarter 2019 Results JACKSONVILLE, Fla. (October 30, 2019) – Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended September 30, 2019. Third Quarter 2019 Highlights •For the three months ended September 30, 2019, Net Income Attributable to Common Stockholders (“Net Income”) of $0.34 per diluted share. •Third quarter NAREIT Funds From Operations (“NAREIT FFO”) of $0.99 per diluted share. •Year-to-date same property Net Operating Income (“NOI”), excluding termination fees, increased2.1%, as compared to the same period in 2018.•As of September 30, 2019, the same property portfolio was 95.2% leased. •On a trailing twelve months basis, rent spreads on comparable new and renewal leases were12.8% and 6.9%, respectively, with total rent spreads of 7.9%.•During the third quarter, Regency acquired two shopping centers for a total of approximately$262.5 million. •As of September 30, 2019, 24 properties were in development or redevelopment representing a total investment of approximately $470 million. •The Company completed a public offering of $425 million 2.95% unsecured notes due 2029 (the “Notes”). •The Company executed on its at-the-market equity (the “ATM”) program selling approximately$128.8 million in common stock on a forward basis at a weighted average share price of $67.99per share. •On October 29, 2019, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.585 per share. Financial Results Regency reported Net Income for the third quarter of $57.0 million, or $0.34 per diluted share, compared to the Net Income Attributable to Common Stockholders of $69.7 million, or $0.41 per diluted share, for the same period in 2018. The Company reported NAREIT FFO for the third quarter of $166.1 million, or $0.99 per diluted share, compared to $163.5 million, or $0.96 per diluted share, for the same period in 2018. For the three months ended September 30, 2019, the Company’s results included a positive impact of $4.7 million, or $0.03 per diluted share, from non-cash income related to the acceleration of below market rent associated with a proactive anchor lease termination and a one-time negative impact of $1.4 million, or $0.01 per diluted share, from a swap breakage fee and loan cost amortization associated with the August bond offering and term loan repayment. 1

The Company reported Core Operating Earnings for the third quarter of $153.8 million, or $0.91 per diluted share, compared to $151.2 million, or $0.89 per diluted share, for the same period in 2018. Core operating earnings per share growth was 3.4% for the third quarter and 3.8% year-to-date when adjusted for the adoption of Accounting Standard Codification 842, Leases. The Company views Core Operating Earnings, which excludes from NAREIT FFO certain non-recurring items as well as non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of debt mark-to-market, as a better measure of business performance as it more closely reflects cash earnings and the Company’s ability to grow the dividend. Portfolio Performance Regency’s portfolio is differentiated in its overall outstanding quality, breadth and scale. The strength of the Company’s merchandising mix, combined with placemaking elements and connection to its communities further differentiate Regency’s high quality portfolio. Regency’s preeminent portfolio along with its national platform and 22 local market offices offers critical strategic advantages and positions the Company to achieve its objective to average 3% same property NOI growth over the long term. Third quarter same property NOI, excluding termination fees, increased 2.1% compared to the same period in 2018. Year-to-date same property NOI, excluding termination fees, increased 2.1%, as compared to the same period in 2018. As of September 30, 2019, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships was 94.8% leased. The same property portfolio was 95.2% leased, which is an increase of 10 basis points sequentially and a decrease of 80 basis points from the same period in 2018, primarily driven by the Sears bankruptcy. For the three months ended September 30, 2019, Regency executed approximately 1.7 million square feet of comparable new and renewal leases at blended rent spreads of 6.6%. Rent spreads on new and renewal leases were 10.0% and 5.7%, respectively. For the trailing twelve months, the Company executed approximately 6.6 million square feet of comparable new and renewal leases at blended rent spreads of 7.9%. Portfolio Enhancement and Capital Allocation Regency’s self-funding model enables the Company to benefit from its capital allocation strategy. Free cash flow supports the development and redevelopment program on a leverage neutral basis. Regency’s development and redevelopment platform is a critical strategic advantage for creating significant value for shareholders. Together with the sales of lower growth assets and equity when priced attractively, free cash flow also enables the Company to invest in high-growth acquisitions and share repurchases when pricing is compelling. This capital allocation strategy preserves Regency’s pristine balance sheet and allows the Company to add value and enhance the quality of the portfolio on a net accretive basis. Developments and Redevelopments At quarter end, the Company had 24 properties in development or redevelopment with estimated net project costs of approximately $470 million. In-process developments and redevelopments were 89% leased and committed as of September 30, 2019, and are expected to yield an average return of 7.7%. 2

During the quarter, Regency started three redevelopment projects with combined pro-rata costs of approximately $21.5 million. The Company also completed one development and one redevelopment project. The recently completed ground-up development project, Midtown East, is a 159,000 square foot neighborhood shopping center located inside the Raleigh Beltline. This 97% leased center is anchored by a 105,000 square foot Wegmans grocery store, the first Wegmans to open in North Carolina. Regency’s share of the total project cost was approximately $23 million at a projected 7.7% stabilized yield. Property Transactions As previously disclosed, on July 1, 2019, the Company acquired The Pruneyard, a 258,000 square foot retail center located in Silicon Valley for $212.5 million. The center is anchored by Trader Joe’s and Marshalls and sits in close proximity to the most affluent neighborhoods and technology employers on the Westside of Silicon Valley. In addition to the retail portion, The Pruneyard also benefits from three adjacent office towers totaling 360,000 square feet and an adjacent 171-key hotel, which were not part of the transaction. During the quarter, the Company also acquired Circle Marina Center, an off-market acquisition of 118,000 square feet of premier retail located on Pacific Coast Highway in the heart of Long Beach, CA, for $50 million. Circle Marina offers Regency a unique value-add opportunity through a redevelopment of the center in the near future that will include façade upgrades, placemaking enhancements and the addition of a specialty grocer. The acquisition was funded with a secured mortgage loan of $24 million and $25.9 million of operating partnership units issued at $65.24 per share. In the third quarter, Regency sold one wholly-owned center, Bluebonnet Village, located in Baton Rouge, LA for a gross sales price of $14.2 million. Subsequent to quarter end, the Company sold two wholly-owned properties, Bluffs Square Shoppes, located in Jupiter, FL, and Elmwood Oaks Shopping Center, located in Harahan, LA, for a combined gross sales price of $40.9 million. On a year-to-date basis including transactions closed subsequent to quarter end, the Company has closed on $281.6 million of acquisitions and $191.6 million of dispositions. Balance Sheet Regency benefits from favorable access to capital through the strength of its balance sheet, supported by conservative leverage levels with a Net Debt to EBITD Are ratio of 5.5x. This positions Regency to weather potential challenges and potentially profit from investment opportunities in the future. Regency has a BBB+ rating and positive outlook from S&P Global Ratings. During the quarter, Moody’s Investors Service affirmed the Company’s Baa1 rating and upgraded its outlook to positive from stable. Debt Offering As previously disclosed, on August 13, 2019, the Company’s operating partnership, Regency Centers, L.P., priced a public offering of $425 million 2.95% notes due 2029 (the “Notes”). The Notes are due September 15, 2029 and were priced at 99.903%. Interest on the Notes is payable semiannually on March 15 and September 15 of each year, with the first payment on March 15, 2020. Net proceeds of the offering were used to repay in full the $300 million term loan with an original maturity date of December 2, 2020, including an interest rate swap breakage fee and loan amortization costs of 3 approximately $1.4 million. The balance of the net proceeds of the offering were used to reduce the outstanding balance on the corporate line of credit. ATM Equity Offering In September, the Company sold approximately $128.8 million through its ATM program at a weighted average price per share of $67.99. The sales were executed on a forward basis with settlement to occur within 12 months. Dividend On October 29, 2019, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.585 per share. The dividend is payable on November 22, 2019, to shareholders of record as of November 12, 2019. 2019 Guidance The Company has updated certain components of its 2019 earnings guidance. Net Income and NAREIT FFO guidance has been updated to reflect certain non-recurring items: • In the third quarter, a $10.9 million, or $0.06 per diluted share, impairment charge was recognized within our New York Common Retirement Fund partnership associated with changes in the expected hold periods of various properties. • Third quarter results also include a one-time swap breakage charge and loan amortization costs of $1.4 million, or $0.01 per diluted share, associated with the repayment of a term loan following our August unsecured bond offering. • A proactive lease termination of an anchor tenant was executed in the third quarter, requiring the acceleration of non-cash below market rent income recognized between the execution of the termination agreement and the termination date of May 2020. Third quarter results include non-cash below market rental income of $4.7 million, or $0.03 per diluted share, associated with the aforementioned termination agreement. For the full year 2019, the non-cash below market rental income related to the acceleration of below market rent caused by the lease termination agreement is expected to be $9.4 million, or $0.06 per diluted share. The Net Income and NAREIT FFO guidance ranges have been updated to reflect the aforementioned non-recurring items. Please refer to the Company’s third quarter 2019 supplemental information package for a complete list of updates. 4

2019 Guidance All figures pro-rata and in thousands, except per share data Current Guidance Previous Guidance Net Income Attributable to Common Stockholders (“Net Income”)$1.52 - $1.55$1.56 - $1.60 NAREIT Funds From Operations (“NAREIT FFO”) per diluted share $3.84 - $3.87 $3.81 - $3.85 Same Property Net Operating Income (“SPNOI”) Growth excluding termination fees (pro-rata) 2% 2.0% - 2.5% Conference Call Information To discuss Regency’s second quarter results, Management will host a conference call on Thursday, October 31, 2019, at 11:00 a.m. EDT. Dial-in and webcast information is listed below. Third Quarter 2019 Earnings Conference Call Date: Thursday, October 31, 2019 Time: 11:00 a.m. ET Dial#: 877-407-0789 or 201-689-8563 Webcast: investors.regencycenters.com Non-GAAP Disclosure The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We manage our entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, we believe presenting our pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition in effect during that period. Effective January 1, 2019, the Company prospectively adopted the NAREIT FFO White Paper – 2018 Restatement (“2018 FFO White Paper”), and elected the option of excluding gains on sale and impairments of land, which are considered incidental to the Company’s main business. Prior period amounts were not restated to conform to the current year presentation, and therefore are calculated as described above, but also include gains on sales and impairments of land. 5

Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO. Core Operating Earnings is an additional performance measure that excludes from NAREIT FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to NAREIT FFO to Core Operating Earnings. Core Operating Earnings for the third quarter and year-to-date periods ending September 30, 2018 included $2.1 million and $6.1 million, respectively, of capitalized leasing costs which, upon the adoption of the new lease accounting standard ASC 842 on January 1, 2019, are expensed. NAREIT EBITD Are is a measure of REIT performance, which NAREIT defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. 6

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core Operating Earnings - *Actual (in thousands)*

For the Periods Ended September 30, 2019 and 2018	Three Months Ended 2019	Three Months Ended 2018	Year to Date 2019	Year to Date 2018
Reconciliation of Net Income to NAREIT FFO:				
Net Income Attributable to Common Stockholders	$ 56,965	69,722	$ 199,139	170,222
Adjustments to reconcile to NAREIT Funds From Operations[1]:				
Depreciation and amortization (excluding FF&E)	98,951	96,795	303,617	290,182
Gain on sale of operating properties	(408)	(3,610)	(39,871)	(3,958)
Provision for impairment to operating properties	10,886	407	22,999	28,901
Gain (loss) on sale of land[2]	(461)	-	(460)	-
Exchangeable operating partnership units	157	147	456	358
NAREIT Funds From Operations	$ 166,090	163,461	$ 485,880	485,705
Reconciliation of NAREIT FFO to Core Operating Earnings:				
NAREIT Funds From Operations	$ 166,090	163,461	$ 485,880	485,705
Adjustments to reconcile to Core Operating Earnings[1]:				
Gain on sale of land[2]	-	(53)	-	(1,030)
Provision for impairment to land	-	448	-	542
Early extinguishment of debt	1,391	-	11,982	11,172
Interest on bonds for period from notice to redemption	-	-	367	600
Straight line rent, net	(2,465)	(4,811)	(7,140)	(13,641)
Above/below market rent amortization, net	(10,858)	(6,931)	(30,833)	(26,732)
Debt premium/discount amortization	(395)	(931)	(1,381)	(2,727)
Core Operating Earnings	$ 153,763	151,183	$ 458,875	453,889
Weighted Average Shares For Diluted Earnings per Share	167,944	169,839	167,834	170,166
Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	168,350	170,188	168,203	170,516

(1) Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

(2) Effective January 1, 2019, Regency prospectively adopted the NAREIT FFO White Paper – 2018 Restatement, and elected the option of excluding gains on sales and impairments of land, which are considered incidental to the Company's main business. Prior period amounts were not restated to conform to the current year presentation of NAREIT FFO, and therefore include gains on sales and impairments of land.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency's properties. The Company provides a reconciliation of net income to pro-rata same property NOI.

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Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI - ***Actual (in thousands)***

For the Periods Ended September 30, 2019 and 2018	Three Months Ended 2019	Three Months Ended 2018	Year to Date 2019	Year to Date 2018
Net Income Attributable to Common Stockholders	$ 56,965	69,722	$ 199,139	170,222
Less:				
Management, transaction, and other fees	(7,353)	(6,954)	(21,768)	(20,999)
Other[(1)]	(14,769)	(13,016)	(42,097)	(44,823)
Plus:				
Depreciation and amortization	91,856	89,183	282,639	266,812
General and administrative	16,705	17,564	56,722	51,947
Other operating expense, excluding provision for doubtful accounts	1,819	909	4,486	2,825
Other expense (income)	38,373	33,322	115,750	146,120
Equity in income of investments in real estate excluded from NOI [(2)]	25,354	14,323	31,699	45,083
Net income attributable to noncontrolling interests	979	812	2,988	2,366
NOI	209,929	205,865	629,558	619,553
Less non-same property NOI [(3)]	(6,789)	(6,438)	(17,318)	(21,172)
Same Property NOI	$ 203,140	199,427	$ 612,240	598,381
Same Property NOI without Termination Fees	$ 202,754	198,562	$ 610,370	597,598
Same Property NOI without Termination Fees or Redevelopments	$ 191,436	187,725	$ 576,182	564,870

(1) Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.

(2) Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.

(3) Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company's Form 10-Q with the SEC and, therefore, remain subject to adjustment.

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Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO — Guidance (per diluted share) NAREIT FFO Guidance: Full Year 2019 Low High Net income attributable to common stockholders $ 1.52 1.55 Adjustments to reconcile net income to NAREIT FFO: Depreciation and amortization 2.42 2.42 Provision for impairment 0.14 0.14 Gain on sale of operating properties (0.24) (0.24) NAREIT Funds From Operations $3.84 3.87 The Company has published forward-looking statements and additional financial information in its third quarter 2019 supplemental information package that may help investors estimate earnings for 2019. A copy of the Company’s third quarter 2019 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended September 30, 2019. Regency may, but assumes no obligation to, update information in the supplemental package from time to time. About Regency Centers Corporation (NASDAQ: REG) Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to our neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com. ### Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. 9